Exhibit 10.1

SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT

This SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT is dated as of April 19, 2010 (the “Effective Date”), by and among DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP and FORTRESS CREDIT OPPORTUNITIES I LP (collectively, “Fortress”) and ETON PARK FUND, L.P., and ETON PARK CLO MANAGEMENT 2 (collectively “Eton Park” and together with Fortress, collectively “Lender”), and SUMMIT HOTEL PROPERTIES, LLC a South Dakota limited liability company, as borrower (“Borrower”), each SHP Subsidiary signatory hereto, and The Summit Group, Inc. (“Guarantor” together with Borrower and each SHP Subsidiary, collectively, the “Borrower Parties” and each a “Borrower Party”).

RECITALS

A.           Borrower and Fortress Credit Corp. (“Initial Lender”) entered into that certain Loan Agreement, dated as of March 5, 2007 (the “Loan Agreement”), pursuant to which Initial Lender made a loan (the “Loan”) to Borrower in the principal amount of up to Ninety-Nine Million, Seven Hundred Thousand and 00/100 Dollars ($99,700,000), following which, Initial Lender assigned its interest as lender to Lender

B.           The Debt is due and payable in full as of the Scheduled Maturity Date of March 5, 2010 (the “Maturity Event”).

C.           Borrower, the SHP Subsidiaries, The Summit Group, Inc. and Lender have executed a non-binding letter dated February 24, 2010 outlining the proposed terms and conditions for the potential modification and extension of the Loan and are negotiating definitive documents evidencing such potential modification and extension.

D.           Borrower and Fortress entered into, and Eton Park accepted and agreed to, that certain Forbearance Agreement dated March 4, 2010, as amended by the Amended and Restate Forbearance Agreement dated as of April 2, 2010, which is being further amended and restated by this Second Amended and Restated Forbearance Agreement.

E.           Lender is willing to temporarily forbear from the exercise of Lender rights and remedies under its Loan arising as a result of the Maturity Event for a period of time, and on such terms and conditions, as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower (collectively, the “Parties”) hereby agree as follows:

ARTICLE 1

RECITALS AND DEFINITIONS

SECTION 1.1  Definitions; Controlling Document.  The following terms shall have the following meanings in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Loan Agreement applicable to the Loan with respect to which such term is used.  In the event of an inconsistency or conflict between the provisions of any Loan Agreement and this Agreement, this Agreement shall control.

“Agreement” means this Amended and Restated Forbearance Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Enforcement Action” means any action or the exercise by a Lender of any right or remedy, at law or in equity, as provided by contract or otherwise, to declare an Event of Default related to the Maturity Event or realize upon the Collateral (including, without limitation, an assignment in lieu of foreclosure or other final negotiated settlement in lieu of any such enforcement action) or to collect the Debt secured by the Collateral (including without limitation any acceleration thereof).

“Forbearance Termination Time” shall mean the time when the earliest of the following occurs:

a.           12:01 am on May 3, 2010;

b.           the occurrence of any Event of Default other than the Maturity Event;

c.           the commencement of any Bankruptcy Proceeding with respect to any Borrower Party;

d.           any representation or warranty made by any Borrower Party in this Agreement shall prove to have been untrue, inaccurate or incomplete in any material respect on or as of the date made or deemed made;

e.           any Borrower Party shall fail in any material respect to perform, as and when required, any of its covenants or other obligations set forth in this Agreement;

f.           any Borrower Party shall take any action to challenge (including, without limitation, asserting in writing any challenge to) the validity or enforceability of this Agreement or any provision hereof; or

g.           the commencement of a suit or the assertion of a counterclaim, defense or right of set off by any Borrower or any Affiliate of any Borrower against Lender.

ARTICLE 2

ACKNOWLEDGMENT OF DEBT, STATUS OF LOAN, RELEASE OF CLAIMS,

SECTION 2.1  Reaffirmation of Loan Documents.  Each Borrower Party hereby acknowledges and agrees that all terms, conditions and provisions of each Loan Document continues in full force and effect and remain unaffected and unchanged, and Borrower hereby reaffirms the Debt and all other obligations of Borrower under each Loan Document.  This Agreement is not intended to, and shall not be construed to, create or constitute a modification or waiver of any Loan or any Default, Event of Default, or breach under the Loan Agreement or any other Loan Document or a release or relinquishment of, and shall not affect, the liens, security interests and, except as expressly provided in this Agreement, any of the rights under any Loan Document, all of which are hereby ratified, confirmed, renewed and extended in all respects.

SECTION 2.2  Acknowledgments of Borrower.

(a)           Aggregate Amount of Loan and Interest Payment. Each Borrower Party hereby acknowledges that, as of May 5, 2010, the aggregate outstanding amount of the Loan, including all principal, accrued and unpaid interest will be $85,184,552.71 and on May 5, 2010 an interest payment in the amount of $548,778.29 is due and payable by wire transfer of immediately available funds.

(b)           Collateral.  Borrower acknowledges and agrees that all of the Collateral under the Loan, all reserve funds and escrowed funds pursuant to the Loan Documents (whether currently existing or deposited in the future), secures and shall continue to secure the Loan with valid first priority liens and security interests, to the extent granted in the Loan Documents, and that Borrower has not taken any action that would cause the interruption, cessation or other lapse of the aforesaid lien and security interests in such Collateral or loss of priority of the Lender's lien or security interest in such Collateral.

(c)           This Agreement Not to Supersede Loan Documents.  This Agreement does not amend or modify in any way any of the Loan Documents.  The Loan Documents shall continue to govern the Loan until such time as Lender and Borrower agree (if at all) to enter into other agreements governing the Loan.  This Agreement does not waive, alter or modify Lender’s rights under any Loan Document or otherwise waive or excuse any Default or Events of Default under any Loan Document.  Borrower acknowledges and agrees that, notwithstanding the agreement of Lender to forbear from taking any Enforcement Action during the Forbearance Period in respect of the Maturity Event, such forbearance shall not constitute a waiver of the occurrence or the continuance of any Default or Event of Default, and any such Default or Event of Default which has occurred shall continue to exist after the Effective Date unless and until cured by Borrower or waived by Lender.  This Agreement does not modify, alter or amend any Loan or any relationship between or among Borrower and Lender.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Borrower makes the following representations and warranties:

SECTION 3.1  Formation.

(a)           Borrower is a limited liability company, duly organized, validly existing, and in good standing under the State of South Dakota, is qualified to do business in each State in which it is required to be authorized to do business, and has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement.  Borrower has delivered to Lender all formation and organizational documents of such Borrower, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.  No consent of any Person is required under any contract, license, permit, approval or law binding on Borrower in connection with the execution, delivery or performance of this Agreement.

(b)           Each SHP Subsidiary is a limited liability company, duly organized, validly existing, and in good standing under the State of Delaware or the State of South Dakota, as applicable, is qualified to do business in each State in which it is required to be authorized to do business, and has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement.  Each SHP Subsidiary has delivered to Lender all formation and organizational documents of such SHP Subsidiary, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.  No consent of any Person is required under any contract, license, permit, approval or law binding on any SHP Subsidiary in connection with the execution, delivery or performance of this Agreement.

(c)           Guarantor is a corporation, duly organized, validly existing, and in good standing under the State of South Dakota, is qualified to do business in each State in which it is required to be authorized to do business, and has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement.  Guarantor has delivered to Lender all formation and organizational documents of Guarantor, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.  No consent of any Person is required under any contract, license, permit, approval or law binding on Guarantor in connection with the execution, delivery or performance of this Agreement.

SECTION 3.2  Power and Authority.  The execution, delivery and performance of this Agreement by each Borrower Party is not in contravention of law, or any indenture, agreement or undertaking to which any Borrower Party is a party or by which any Borrower Party is bound.

SECTION 3.3  Valid and Binding Obligations.  The execution and delivery by each Borrower Party of this Agreement and any other documents required hereunder have been duly and properly made and authorized, and when executed and delivered by each Borrower Party will constitute the legal, valid, and binding obligations of each Borrower Party enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity.)

SECTION 3.4  No Defenses.  Each Borrower Party’s obligations to Lender under the Loan Documents to which it is a party are valid and enforceable.

SECTION 3.5  No Default Caused by Entry Into Agreement.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower Party, or conflict with or constitute a default under or result in the creation or imposition of any lien pursuant to the terms of any indenture, instrument or agreement to which any Borrower is a signatory or by which any Borrower Party is otherwise bound.

SECTION 3.6    No Litigation.  There are no material actions, suits or proceedings at law or in equity by or before any Governmental Authority or Person now pending, affecting or, to the knowledge of any Borrower Party, threatened against any Collateral, any Borrower Party, except as previously disclosed in writing to Lender.

SECTION 3.7  No Bankruptcy Filing.  No Borrower Party (a) is a debtor in any outstanding action or proceeding pursuant to any bankruptcy law or has, upon the Effective Date, any current intent either to file a petition under any bankruptcy law or to liquidate any or all or any portion of its assets or property or (b) is aware that any other person has any current intent to file against any Borrower Party a petition under any bankruptcy law.

SECTION 3.8  No Further Commitment for Additional Accommodations.  Each Borrower Party expressly agrees and stipulates that, except as expressly provided in this Agreement, no Lender has any obligation under any Loan Document or any other agreement or by law, by equity or by any oral representation or communication of any sort from Lender to refrain from exercising its rights under any Loan Document, and each Borrower Party expressly agrees and stipulates that Lender has no obligation under any Loan Document, this Agreement or any other agreement or by law, by equity or by any oral representation or communication of any sort to refrain from exercising its rights under this Agreement, or to agree to any further forbearances or extensions of time to pay the Debt, or provide any further accommodation to any Borrower Party under any circumstances whatsoever.

SECTION 3.9  Environmental Matters.  No Borrower Party knows of any Hazardous Materials affecting any of the Properties in any material way, and, to each Borrower Party’s knowledge, each of the Properties is in material compliance with all Environmental Laws.

SECTION 3.10  Actions by Governmental Authorities.  To the knowledge of each Borrower Party, there have been no actions taken by any Governmental Authority which may materially impair any Borrower Party’s ability to hold, operate or develop any  individual Property.

SECTION 3.11  Representations and Warranties.  The representations and warranties of each Borrower Party in each Loan Document to which it is a party are true and correct in all material respects as if made on the Effective Date.

ARTICLE 4

CONDITIONS TO TEMPORARY FORBEARANCE

This Agreement and the obligations of Lender to forbear as set forth in Article 5 shall be subject to the satisfaction of the following conditions precedent:

SECTION 4.1  Execution, Acknowledgment and Reaffirmation.  Each Borrower Party shall execute and deliver this Agreement to Lender and Lender shall execute and deliver this Agreement to Borrower.

SECTION 4.2  Correctness of Warranties.  All representations and warranties contained herein or otherwise made by a Borrower Party in connection herewith shall be true, correct and complete in all material respects.

ARTICLE 5

FORBEARANCE

SECTION 5.1  Forbearance Period.  Lender will forbear from taking any Enforcement Action in connection with the Maturity Event from the date hereof until the Forbearance Termination Time (the “Forbearance Period”).

SECTION 5.2  Fees and Expenses.  All fees, costs, expenses, distributions and advances incurred by Lender in connection with or furtherance of the transactions contemplated under this Agreement, including, without limitation, attorneys’ fees, expenses and distributions shall be paid promptly Borrower to Lender.

SECTION 5.3  Enforcement Actions After Forbearance Period.  Each Borrower Party acknowledges and agrees that the provisions of this Agreement shall be effective solely for the purposes set forth herein, shall be limited precisely as written and shall not be deemed to waive any Default or Event of Default (including the Maturity Event) or otherwise prejudice any right or remedy which Lender may now have or has in the future under or in connection with any Loan Document.  Each Borrower Party further acknowledges and agrees that, upon the occurrence of the Forbearance Termination Time, the agreement of Lender to forbear from taking any Enforcement Action in respect of the Maturity Event shall cease and be of no further force or effect, and Lender shall be entitled to immediately take such Enforcement Actions under the Loan Agreement, the other Loan Documents or applicable law in respect of the Maturity Event or any other Event of Default then existing as such Lender may determine in its sole and absolute discretion, all without further notice or demand.

ARTICLE 6

COVENANTS

SECTION 6.1  Covenants.

(a)           Delivery of Information; Reporting.  Borrower Parties shall use best efforts to deliver to the Lender any materials and information reasonably requested by the Lender within a reasonable time after receipt by Borrower Parties of such request to the extent such materials or information are in the actual possession of, or readily available to, Borrower Parties.

(b)           Interest Rate.  Notwithstanding the agreement of Lender under this Agreement to forebear from the exercise of the other rights and remedies such Lender may have, interest on the outstanding principal amount of the Loan and any unpaid interest thereon shall accrue at the rate of LIBOR plus 8.75% but during the Forbearance Period, Lender shall accept payment of interest at the rate of LIBOR plus 5.75%, and the difference between such amounts shall accrue and be added to the outstanding principal balance of the Loan.  LIBOR as used herein shall be the greater of (a) 2% or (b) the meaning given to LIBOR in the Loan Agreement.  Notwithstanding the Interest Period and Payment Date, each as defined in the Note, (i) interest has accrued and shall continue to accrue at the above described rate for the interest period commencing on March 6th, 2010 and ending on (and including) April 5, 2010, and each interest period thereafter commencing on the 6th of each month and ending on (and including) the 5th of each following month, and (ii) the next Payment Date shall be May 5, 2010.  Interest shall be calculated on the basis of a 360 day year.

(c)           Operate in Ordinary Course.  Each Borrower Party shall operate its business in the ordinary course consistent with prudent business practices for a company similarly situated in the industry in which such Borrower Party conducts its business.

ARTICLE 7

MISCELLANEOUS

SECTION 7.1  Addresses for Notices, Etc.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in the manner required by each Loan Agreement.

SECTION 7.2  Survival of Representations and Warranties.  All representations, warranties, covenants and agreements contained herein or made in writing by any Borrower Party in connection herewith shall survive the execution and delivery of this Agreement and be true and correct until all of the obligations hereunder and under all Loan Documents have been satisfied in full pursuant to this Agreement.

SECTION 7.3  Headings.  The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

SECTION 7.4  Further Assurances.  Each Borrower Party and Lender shall, from time to time, execute such additional documents as may reasonably be requested by Lender or any Borrower Party or its respective counsel and take such other actions, to carry out and fulfill the intent and purpose of this Agreement.  Each Borrower Party and Lender hereby agrees to execute, acknowledge and deliver such documents as reasonably requested by Lender or any Borrower Party for such purposes and otherwise to cooperate in Borrower’s or Lender’s efforts in this regard.

SECTION 7.5  Construction.  Regardless of which Party drafted this Agreement or any particular clause of this Agreement, any construction of this Agreement or of any Loan Document shall be made without any reference whatsoever as to which Party drafted, or insisted upon a clause in, this Agreement.

SECTION 7.6  Choice of Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its conflict of laws principles.

SECTION 7.7  Entire Agreement.  The Loan Documents, this Agreement and the documents executed pursuant hereto, embody the entire agreement and understanding between Lender and each Borrower Party and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

SECTION 7.8  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original document enforceable against the Party signatory thereto, but all of which shall constitute a single document.

SECTION 7.9  No Waiver of Remedies.  No delay or failure of Lender to exercise any right under any Loan Document or this Agreement shall impair such right or be construed to be a waiver of such right or of any default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right.  No waiver, amendment or other variation of the terms, conditions or provisions of any Loan Document or this Agreement shall be valid unless made in writing and signed the parties hereto, and then only to the extent specifically set forth in such writing.  All remedies contained in any Loan Document or in this Agreement or afforded by law or by equity shall be cumulative and all shall be available to each applicable Lender until each Loan has been paid in full.

SECTION 7.10  Counsel; Voluntary Agreement.  Counsel for each Party hereto have reviewed and advised their clients with respect to the terms and conditions of this Agreement and such Party’s respective rights and remedies.  Counsel for each Borrower Party have thoroughly and carefully read this Agreement and each Party has entered into this Agreement freely and voluntarily, without duress or coercion of any kind, and as a well reasoned exercise of their respective business judgments.

SECTION 7.11  Effectiveness.  This Agreement, together with all of its provisions, stipulations and representations (a) shall be effective, with respect to each Party, as of the date it is executed and delivered by each Party, (b) shall only apply to the Maturity Event and (c) shall not apply to any other Default or Event of Default that currently exists or that may hereinafter exist.

SECTION 7.12  No Third Party Beneficiaries.  This Agreement is solely between the Parties hereto and no person not a party to this Agreement shall have any rights or privileges hereunder.

SECTION 7.13  WAIVER OF JURY TRIAL.  LENDER AND EACH BORROWER PARTY HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND EACH BORROWER PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER AND EACH BORROWER PARTY ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.  THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

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IN WITNESS WHEREOF, each of the Parties signing below has caused this Second Amended and Restated Forbearance Agreement to be executed, sealed and delivered, as applicable, on the day and year first above written.

LENDER:

FORTRESS CREDIT OPPORTUNITIES I LP (as assignee of Fortress Credit Corp.)

By: Fortress Credit Opportunities GP LLC,
its general partner

By: /s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Assignor

By: Drawbridge Special Opportunities GP LLC, its general partner

By: /s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

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LENDER:

ETON PARK FUND, L.P.

By:	Eton Park Capital Management, L.P.
its investment manager

By: /s/ Marcy Engel
Name: Marcy Engel
Title: Chief Operating Officer and General Counsel

ETON PARK CLO MANAGEMENT 2

By:	Eton Park Asset Management,
L.L.C, as collateral manager

By: /s/ Marcy Engel
Name: Marcy Engel
Title: Managing Partner

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BORROWER PARTIES:

SUMMIT HOTEL PROPERTIES, LLC,
a South Dakota limited liability company

By:       /s/ Kerry W. Boekelheide
Name:  Kerry W. Boekelheide
Title:    Chief Executive Officer

SUMMIT HOSPITALITY I, LLC

By:        /s/ Kerry W. Boekelheide
Name:  Kerry W. Boekelheide
Title:    Chief Manager

SUMMIT HOSPITALITY II, LLC

By:       /s/ Kerry W. Boekelheide
Name:  Kerry W. Boekelheide
Title:    Chief Manager

SUMMIT HOSPITALITY III, LLC

By:       /s/ Kerry W. Boekelheide
Name:  Kerry W. Boekelheide
Title:    Chief Manager

SUMMIT HOSPITALITY IV, LLC

By:       /s/ Kerry W. Boekelheide
Name:  Kerry W. Boekelheide
Title:    Chief Manager

SUMMIT HOSPITALITY V, LLC

By:       /s/ Kerry W. Boekelheide
Name:  Kerry W. Boekelheide
Title:    Chief Manager

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GUARANTOR:

The Summit Group, Inc., a South Dakota corporation

By: /s/ Kerry W. Boekelheide Name: Kerry W. Boekelheide Title: Chairman